UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2007
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND (Brandywine Realty Trust)	001-9106	23-2413352
DELAWARE (Brandywine Operating Partnership, L.P.) (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 19, 2007, we transferred 29 of our office properties to a new joint venture (the “Venture”) that we formed with G&I VI Investment Interchange Office LLC (“G&I VI”), an investment vehicle advised by DRA Advisors LLC. We received net cash proceeds from this transaction, net of transaction expenses, of approximately $230.9 million and a 20% ownership interest in the Venture. We used net proceeds that we received in this transaction to reduce outstanding indebtedness under our unsecured revolving credit facility. At the closing, the Venture obtained third party non-recourse debt financing of approximately $184 million, secured by mortgages on the office properties, and used proceeds of this financing, together with cash equity contributed to the Venture by G&I VI, to fund the cash paid to us. We have provided information on the location, square footage and occupancy of the 29 properties, and additional information regarding the Venture, in our Current Report on Form 8-K that we filed with the SEC on November 9, 2007.
As part of the transaction, our subsidiary management company executed an agreement with the Venture to provide property management and leasing services to the Venture in exchange for a market-based fee. The Venture also issued to the management company a “promoted interest” that will entitle the management company to receive a portion of the net proceeds distributed by the Venture from capital events (such as property sales) if, and after, each of G&I VI and we have received an agreed upon internal rate of return on our respective capital contributions to the Venture.
The Venture acquired the properties based on an aggregate valuation of the properties, determined through arm’s-length negotiation, of approximately $245.4 million. Our receipt of approximately $230.9 million of net cash at closing includes: (1) an advance from the Venture to us of approximately $3.2 million that we expect to repay, together with interest at 8.5% per annum, in approximately three years and (2) an interest-free advance from the Venture to us of $3.2 million on account of our agreement to fund an equal amount of capital expenditures on behalf of the Venture following the closing. We will not receive contingent consideration for the transfers. As part of the transaction, we retained an 11% equity interest in several of the properties transferred to the Venture.
We transferred the properties to the Venture pursuant to contribution and sale agreements. In these agreements we made customary representations, warranties and indemnities with respect to the properties for the benefit of the Venture.

Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Pro Forma Financial Information.
The following pro forma financial information (unaudited) with respect to the Venture transactions is filed as Exhibit 99.1 hereto:
•	Pro Forma Consolidated Balance Sheet as of September 30, 2007.

•	Pro Forma Consolidated Statement of Operations For the Nine Months Ended September 30, 2007.

•	Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2006.

•	Notes to Pro Forma Consolidated Financial Statements.
(c)	Not applicable.

(d)	Exhibits.

99.1	Pro forma financial information (unaudited) reflecting the closing of the Venture transactions for Brandywine Realty Trust

99.2	Pro forma financial information (unaudited) reflecting the closing of the Venture transactions for Brandywine Operating Partnership, L.P.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, L.P.

By:	Brandywine Realty Trust, Its Sole General Partner

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer
Date: December 21, 2007